Exhibit 10.33.2
EXECUTION COPY
          THIS GUARANTY is made as of January 18, 2007, jointly and severally by Morgan Stanley Real Estate Fund V U.S., L.P., a Delaware limited partnership (“MSREF V”) and Ashford Hospitality Trust, Inc., a Maryland corporation (“Ashford”), in favor of CNL Hotels & Resorts, Inc., a Maryland corporation (the “Company”). MSREF V and Ashford are individually referred to herein as a “Guarantor” and collectively as the “Guarantors”.
          For value received, and to induce the Company to enter into the Agreement and Plan of Merger, dated as of the date hereof, together with any subsequent amendment or amendments thereto (the “Merger Agreement”), by and among MS Resort Holdings LLC, a Delaware limited liability company (the “Parent”), MS Resort Acquisition LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Parent (“REIT Merger Sub”), MS Resort Purchaser LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent (“Parent Purchaser Sub”), Ashford Sapphire Acquisition Sub, LLC, a Delaware limited liability company and indirect subsidiary of Arizona (“Ashford Sub” and, together with Parent, REIT Merger Sub and Parent Purchaser Sub, the “Buyer Parties”), and the Company, each of the Guarantors hereby unconditionally and irrevocably jointly and severally guarantees the punctual and complete payment when due of the payment obligations and the timely performance when required of all other obligations of each of the Buyer Parties (if any), or any of their respective successors or assigns, that arise under the Merger Agreement to the Company and/or its Subsidiaries (collectively, the “Obligations”) in an amount, in the aggregate, not to exceed $300,000,000. It is understood and agreed that any payment by any Buyer Party with respect to the Obligations shall not reduce the amount payable by the Guarantors hereunder.
          This Guaranty is an absolute, unconditional and continuing guarantee of the full and punctual payment and performance of the Obligations. This Guaranty is in no way conditioned upon any requirement that the Company first attempt to collect the Obligations from the Buyer Parties or resort to any security or other means of collecting payment. Should the Buyer Parties default in the payment or performance of any of the Obligations, the Guarantors’ obligations hereunder shall become immediately due and payable to the Company. Claims hereunder may be made on one or more occasions. If any payment in respect of any Obligations is rescinded or must otherwise be returned for any reason whatsoever, the Guarantors shall remain liable hereunder with respect to such Obligations as if such payment had not been made. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the payment in full in cash of the Obligations and all other amounts payable under this Guaranty, such amount shall be received and held in trust for the benefit of the Company, shall be segregated from other property and funds of the Guarantors and shall forthwith be paid or delivered to the Company in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Obligations and all other amounts payable under this Guaranty, in accordance with the terms of the Merger Agreement, whether matured or unmatured, or to be held as collateral for any Obligations or other amounts payable under this Guaranty thereafter arising.

          Each of the Guarantors hereby waives notice of acceptance of this Guaranty and notice of the Obligations, waives presentment, demand for payment, protest, notice of dishonor or nonpayment of the Obligations, notice of acceleration or intent to accelerate the Obligations, and any other notice to the Buyer Parties and waives suretyship defenses generally, and the Company is not obligated to file any suit or take any action, or provide any notice to the Buyer Parties or either of the Guarantors, or others, except as expressly provided in the Merger Agreement or in this Guaranty. Without limiting the generality of the foregoing, each of the Guarantors agrees that its obligations hereunder shall not be released or discharged, in whole or in part, or otherwise affected by: (i) the failure of the Company to assert any claim or demand or to enforce any right or remedy against any of the Buyer Parties with respect to the Obligations, (ii) any extensions or renewals of the Obligations; (iii) any rescissions, waivers, amendments or modifications of the Merger Agreement; (iv) any lack of validity or enforceability of the Merger Agreement against any of the Buyer Parties other than to the extent arising from fraud or bad faith on the part of the Company; (v) the adequacy of any means available to the Company to claim payment or performance of the Obligations; (vi) any change in the limited liability company (or other applicable entity) existence, structure or ownership of any of the Buyer Parties or any other person liable with respect to any of the Obligations; (vii) any insolvency, bankruptcy, reorganization or other similar proceedings affecting any of the Buyer Parties or any other person liable with respect to any of the Obligations; (viii) the existence of any claim, set-off or other rights which the Guarantors may have at any time against any Buyer Party, whether in connection with the Obligations or otherwise; (ix) the adequacy of any other means the Company may have of obtaining repayment of any of the Obligations; (x) except as otherwise provided herein, the addition or release of any person or entities primarily or secondarily liable for the Obligations; or (xi) any other act or omission that might in any means or to any extent vary the risk of the Guarantors or otherwise operate as a release or exchange of the Guarantors, all of which may be done without notice to either of the Guarantors. The Guarantors acknowledge that they will receive substantial direct and indirect benefits from the transactions contemplated by the Merger Agreement and that the waivers set forth in the Guaranty are knowingly made in contemplation of such benefits and after the advice of counsel.
          If any Buyer Party defaults in the payment or performance of any of the Obligations, each of the Guarantors shall make such payment or performance or otherwise cause such payment or performance to be made within ten (10) business days after the receipt by such Guarantor of written notice from the Company of such default under the Merger Agreement; provided that in no event will the total amounts paid by the Guarantors under this Guaranty exceed in the aggregate $300,000,000. A payment or performance demand shall be in writing and shall reasonably specify what amount a Buyer Party has failed to pay or perform, and an explanation of why such payment or performance is due, with a specific statement that the Company is calling upon either or both of the Guarantors to pay or perform under this Guaranty.
          Notwithstanding anything to the contrary contained herein and subject to the limitations set forth in the immediately preceding paragraph, the liabilities of the Guarantors hereunder are limited solely to monetary payments. All sums payable by the Guarantors hereunder shall be made in immediately available funds. Upon payment or performance of the Obligations owing to the Company, the Guarantors shall be subrogated to the rights of the Company against the Buyer Parties, and the Company agrees to take, at the requesting Guarantor’s expense, such steps as the requesting Guarantor may reasonably request to implement such subrogation. However, the Guarantors unconditionally and irrevocably agree not to exercise any right of subrogation, reimbursement, contribution, indemnification or similar right as to the Buyer Parties until the Obligations are paid and performed in full. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the payment in full in cash of the Obligations and all other amounts payable under this Guaranty, such amount shall be received and held in trust for the benefit of the Company, shall be segregated from other property and funds of the Guarantors and shall forthwith be paid or delivered to the Company in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Obligations and all other amounts payable under this Guaranty, in accordance with the terms of the Merger Agreement, whether matured or unmatured, or to be held as collateral for any Obligations or other amounts payable under this Guaranty thereafter arising.
          Each of the Guarantors hereby represents and warrants that: (a) the execution, delivery and performance of this Guaranty have been duly authorized by all necessary corporate or limited partnership action and do not contravene any provision of the applicable Guarantor’s charter, bylaws, certificate limited partnership, limited partnership agreement or similar organizational documents or any law, regulation, rule, decree, order, judgment or contractual restriction binding on the applicable Guarantor or any of its assets; (b) all consents, approvals, authorizations, permits of, filings with and notifications to, any governmental authority necessary for the due execution, delivery and performance of this Guaranty by the applicable Guarantor have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any governmental authority or regulatory body is required in connection with the execution, delivery or performance of this Guaranty; (c) this Guaranty constitutes a legal, valid and binding obligation of the applicable Guarantor enforceable against the applicable Guarantor in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors’ rights generally, and (ii) general equitable principles (whether considered in a proceeding in equity or at law); (d) the applicable Guarantor has the financial capacity to pay and perform its obligations under this Guaranty, and all funds necessary for the applicable Guarantor to fulfill its Obligations under this Guaranty shall be available to applicable Guarantor for so long as this Guaranty shall remain in effect in accordance with the terms herein; and (e) the Company has required the execution of this Guaranty by the Guarantors as a condition to the execution by the Company of the Merger Agreement and the consummation of the transactions provided for therein.
          Subject to the next sentence, this Guaranty shall remain in full force and effect and shall be binding upon the Guarantors, their successors and assigns, until all amounts payable under this Guaranty have been indefeasibly paid in cash, observed, performed or satisfied in full. Notwithstanding the foregoing, this Guaranty shall terminate and be of no further force and effect and no party may attempt to enforce any rights hereunder upon and after the earliest to occur of (1) the Effective Time (as such term is defined in the Merger Agreement); (2) termination of the Merger Agreement by mutual written consent pursuant to Section 10.1(a) thereof; (3) termination of the Merger

Agreement on or after July 1, 2007 pursuant to Section 10.1(b)(i) of the Merger Agreement; or (4) termination of the Merger Agreement in any other circumstance except where the Buyer Parties have liability to the Company thereunder.
          This Guaranty shall apply in all respects to successors of each of the Guarantors and permitted assigns and inure to the Company and its successors and permitted assigns. No party may assign its rights and obligations hereunder (directly or indirectly) without the prior written consent of the other party hereto.
          THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND APPLICABLE TO AGREEMENTS ENTERED INTO AND PERFORMED ENTIRELY WITHIN SUCH STATE.
          No amendment or waiver of any provision of this Guaranty shall be effective unless the same shall be in writing and signed by the Company and each of the Guarantors. No failure on the part of the Company to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.
          This Guaranty contains the entire agreement of the Guarantors with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law. The invalidity or unenforceability of any one or more sections of this Guaranty shall not affect the validity or enforceability of its remaining provisions.
          This Guaranty may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Facsimile transmission of any signed original document shall be deemed the same as delivery of an original.
          The Guarantors agree to pay the Company, on demand from time to time, the amount of all expenses, including reasonable attorneys’ fees and expenses, paid or incurred by the Company in enforcing any of its rights hereunder against the Guarantors. Any payment by the Guarantors under this paragraph shall not reduce, limit or otherwise affect the other obligations of the Guarantors hereunder or be counted towards the $300,000,000 maximum amount set forth herein.
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          IN WITNESS WHEREOF, each of the Guarantors has caused this Guaranty to be executed and delivered as of the date first written above by its officer thereunto duly authorized.

GUARANTORS:

MORGAN STANLEY REAL ESTATE FUND V U.S., L.P.

By:	MSREF V U.S.-GP, L.L.C., its General Partner

By:	/S/ GREERSON G. MCMULLEN
Name: Greerson G. McMullen
Title: Executive Vice President

ASHFORD HOSPITALITY TRUST, INC.

By:	/S/ DAVID A. BROOKS
Name: David A. Brooks
Title: Chief Legal Officer

Accepted and Agreed to:

CNL HOTELS & RESORTS, INC.

By:	/S/ MICHAEL QUINN
Name: Michael Quinn
Title: Vice President